UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

GRYPHON GOLD CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

390 UNION BLVD., SUITE 360, LAKEWOOD, COLORADO, 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (303) 988-5777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director

Effective October 10, 2006, Christopher E. Herald resigned from the Board of Directors of the Company. The Company’s Board of Directors accepted Mr. Herald’s resignation on the same day. Mr. Herald resigned for personal reasons and not as the result of any disagreement or contention with the Company or the Board of Directors.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRYPHON GOLD CORPORATION (Registrant)

Dated: October 12, 2006	By: /s/ Anthony (Tony) D.J. Ker Anthony (Tony) D.J. Ker Chief Executive Officer

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